  As filed with the Securities and Exchange Commission on January 13, 2000
                                                         Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                _______________

                           ASYST TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

      California                                         94-2942251
(State of Incorporation)                     (I.R.S. Employer Identification No.

                                48761 Kato Road
                              Fremont, CA  94538
                                (510) 661-5000

               ________________________________________________
                   (Address of principal executive offices)

                                _______________

                ASYST TECHNOLOGIES, INC. 1993 STOCK OPTION PLAN
                 PALO ALTO TECHNOLOGIES, INC. 1997 STOCK PLAN
               PROGRESSIVE SYSTEM TECHNOLOGIES, INC. 1995 STOCK
                          OPTION/STOCK ISSUANCE PLAN
                           (Full title of the plans)

                             Douglas J. McCutcheon
                           Asyst Technologies, Inc.
                                48761 Kato Road
                              Fremont, CA  94538
                                (510) 661-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                _______________

                                  Copies to:

                              James C. Kitch Esq.
                              Cooley Godward llp
                              5 Palo Alto Square
                              3000 El Camino Real
                             Palo Alto, CA  94306
                                (650) 843-5000

                                _______________

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                           Proposed Maximum      Proposed Maximum
     Title of Securities                                        Offering            Aggregate            Amount of
       to be Registered        Amount to be Registered    Price per Share (1)   Offering Price (1)    Registration Fee
------------------------------------------------------------------------------------------------------------------------
  Common Stock, no par value        618,559 shares          $ 4,440-128.3280       $ 28,358,068.28       $ 7, 486.53
========================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price for the unissued stock options are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on January 7, 2000. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options. The following chart illustrates the calculation of the registration fee.

=========================================================================================================
                                                                         Offering Price     Aggregate
                   Title of Shares                    Number of Shares      Per Share     Offering Price
---------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to outstanding stock
 options pursuant to the Registrant's 1993 Employee     $ 550,651           $   42.11      $ 23,353,659.56
 Stock Option Plan
---------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to unissued stock options
 pursuant to the Registrant's 1993 Employee Stock          60,478           $  74.094      $  4,481,056.93
 Option Plan
---------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to outstanding stock              3,472           $  4.4440       $    15,429.57
 options pursuant to Palo Alto Technologies, Inc.
 1997 Stock Plan
---------------------------------------------------------------------------------------------------------
 Shares issuable pursuant to outstanding stock              3,958           $128.3280       $   507,922.22
 options pursuant to the Progressive System
 Technologies, Inc. 1995 Stock Option/Stock
 Issuance Plan
=========================================================================================================

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                       2.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Asyst Technologies, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

                                Not applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

                                Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws provide that Asyst will indemnify its directors and officers to the fullest extent not prohibited by California law. The Company is also empowered under its Articles of Incorporation and Bylaws to enter into indemnification contracts with its directors, officers, employees and agents and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, Asyst has entered into indemnity agreements with each of its directors and officers.

     In addition, Asyst's Articles of Incorporation provide that, to the fullest extent permitted by California law, Asyst's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Asyst and its shareholders. This provision in the Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non- monetary relief would remain available under California law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to Asyst, for acts or omissions not in good faith or involving intentional misconduct or knowing and culpable violations of law, that the director believes to be contrary to the best interests of Asyst or its shareholders, involving a reckless disregard for the director's duty to Asyst or its shareholders when the director was aware or should have been aware of a risk of serious injury to Asyst or its shareholders, or an unexcused pattern of inattention that amounts to an abdication of the director's duty to Asyst or its shareholders, for improper transactions between the director and Asyst and for improper distributions to shareholders and loans to directors and officers or for acts or omissions by the director as an officer. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

                                       3.

     There is no pending litigation or proceeding involving a director, officer, employee or other agent of Asyst as to which indemnification is being sought, nor is Asyst aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                      EXEMPTION FROM REGISTRATION CLAIMED

                                Not applicable.

                                   EXHIBITS

Exhibit
Number

   5.1         Opinion of Cooley Godward llp

  23.1         Consent of Arthur Andersen LLP

  23.2 Consent of Cooley Godward llp is contained in Exhibit 5 to this Registration Statement

  24.1*        Power of Attorney is contained on the signature pages.

  99.1*        Registrant's 1993 Stock Option Plan, as amended

  99.2         Palo Alto Technologies, Inc. 1997 Stock Plan

  99.3         Progressive System Technologies, Inc. 1995 Stock Option/Stock
               Issuance Plan

  99.4* Form of Stock Option Agreement used in connection with the Registrant's 1993 Stock Option Plan

  99.5 Form of Stock Option Agreement used in connection with Palo Alto Technologies, Inc. 1997 Stock Plan

  99.6 Form of Notice of Grant and Stock Option Agreement used in connection with Progressive System Technologies, Inc. 1995 Stock Option/Stock Issuance Plan

                                 UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                       4.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       5.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on January 13, 2000.

                               Asyst Technologies, Inc.

                               By:   /s/ Mihir Parikh
                                  ---------------------------------------
                                     Mihir Parikh

                               Title: Chairman of the Board and Chief Executive Officer

                               POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Mihir Parikh and Douglas J. McCutcheon, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                       6.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                          Title                                    Date
/s/ Mihir Parikh                                   Chairman of the Board and Chief          January 10, 2000
-----------------------------------------          Executive Officer
Mihir Parikh                                       (Principal Executive Officer)

/s/ Douglas J. McCutheon                           Senior Vice President and Chief          January 3, 2000
-----------------------------------------          Financial Officer
Douglas J. McCutcheon                              (Principal Financial and
                                                   Accounting Officer)

/s/ Walter W. Wilson                               Director                                 January 10, 2000
-----------------------------------------
Walter W. Wilson

/s/ Tsuyoshi Kawanishi                             Director                                 January 4, 2000
-----------------------------------------
Tsuyoshi Kawanishi

/s/ Ashok Sinha                                    Director                                 January 3, 2000
-----------------------------------------
Ashok Sinha

/s/ Stanley Grubel                                 Director                                 January 4, 2000
-----------------------------------------
Stanley Grubel

/s/ Robert A. McNamara                             Director                                 January 3, 2000
-----------------------------------------
Robert A. McNamara


                                       7.

                                 EXHIBIT INDEX

Exhibit                                                                                        Sequential Page
Number                                       Description                                          Numbers
  5.1     Opinion of Cooley Godward llp

 23.1     Consent of Arthur Andersen llp

 23.2     Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration
          Statement

 24.1*    Power of Attorney is contained on the signature pages.

 99.1*    Registrant's 1993 Stock Option Plan, as amended

 99.2     Palo Alto Technologies, Inc. 1997 Stock Plan

 99.3     Progressive System Technologies, Inc. 1995 Stock Option/Stock Issuance Plan

 99.4*    Form of Stock Option Agreement used in connection with the Registrant's 1993
          Stock Option Plan

 99.5     Form of Stock Option Agreement used in connection with Palo Alto Technologies,
          Inc. 1997 Stock Plan

 99.6 Form of Notice of Grant and Stock Option Agreement used in connection with Progressive System Technologies, Inc. 1995 Stock Option/Stock
          Issuance Plan

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